                                                                  Exhibit 10.8

                               SEVERANCE AGREEMENT


      This Severance Agreement is a supplement to the offer of employment from Bluestone Software, Inc. (Employer) to Robert Bickel (Employee). Both Employer and Employee acknowledge that good and adequate consideration exists for this Severance Agreement.

      Employer and Employee agree that in the event that Employee's employment is terminated at any time by action of Employer for reasons other than just cause, Employee shall be entitled to:

1. Salary continuation for a minimum of twelve (12) months, from the date of such termination, plus one (1) additional month for each year of service, based upon the salary then in effect (excluding bonuses) on termination.

2.    Twelve (12) months of continuation of health insurance benefits.

3.    Accrued and unpaid vacation time.

4.    Six (6) months of outplacement assistance not to exceed $12,000.

5. Immediate 50% vesting of any unvested options at date of termination, with the right to exercise for five (5) years from qdate of vesting.

      For purposes of this Severance Agreement, just cause includes, but is not limited to, theft or other criminal conduct, misappropriation of trade secrets, and so forth.

      Employee's receipt of the salary continuation provided in this Severance Agreement is conditioned upon Employee's signing and delivering to Employer a binding agreement setting forth the release of any and all claims arising from Employee's employment and/or termination from employment with Employer.

                                          /s/ Robert Bickel
                                          ------------------------------------
                                          Employee

                                          September 17, 1998
                                          ------------------------------------
                                          Date

                                          BLUESTONE SOFTWARE, INC.
                                          BY: /s/ Mel Baiada
                                             ---------------------------------
                                          DATE: September 17, 1998
                                               -------------------------------